Exhibit 99.1

PRESS RELEASE

INX Announces Preliminary 1st Quarter Results

HOUSTON--(BUSINESS WIRE)--May 4, 2009--INX Inc. (NASDAQ: INXI; the “Company”; or “INX”) today announced preliminary financial results for its first quarter ended March 31, 2009.  Final results are expected to be filed with the Securities and Exchange Commission on Form 10-Q on or before May 14, 2009.

For the quarter ended March 31, 2009 compared to the same period in the prior year:

•	Total revenue decreased 3.5% to $57.5 million from $59.6 million.
•	Product revenue decreased 11.7% to $44.6 million from $50.5 million, with gross profit margin on product revenue increasing to 18.9% compared to 18.2%.
•	Service revenue increased 41.8% to $13.0 million from $9.2 million, with gross profit margin on service revenue decreasing to 31.1% compared to 32.1%.
•	Gross profit on total revenue increased 2.8% to $12.5 million compared to $12.1 million, with gross profit margin on total revenue of 21.7%, compared to 20.4%.
•	Operating loss was $251,000 compared to operating income of $1.8 million.
•	Net loss was $329,000 compared to net income of $1.0 million.
•	Net loss per share was $0.04 compared to diluted income per share of $0.12.
•	Non-GAAP (see attached schedule which reconciles non-GAAP to GAAP) net income was $290,000 compared to $1.9 million; and non-GAAP diluted earnings per share was $0.03 compared to $0.23.

Operational highlights of the quarter:

•
Our focus last year on higher margin services revenue resulted in record quarterly service revenue, with year-over-year growth of 41.8% to a record 22.5% of total revenue compared to 15.3% in the prior year.

•
We initiated a nationwide customer marketing event in each of our five geographic regions, structured as teach-ins, and focused on the change that is occurring in data center technology. Cisco, VMware and Netapp each participated in the teach-in events.  Customer participation and interest has exceeded our expectations.

•	We continued opportunist hiring of experienced, seasoned sales talent to position the Company to continue to gain market share, increasing sales personnel 9% during the quarter.
•	We continued our focus on expense control with additional cost reductions during the quarter; other than sales personnel, staffing levels were reduced during the quarter.

Commenting on the Company's first quarter results, James Long, INX's Chairman and CEO, said "The first quarter started off with very soft customer demand, driven by negative economic and credit market conditions.  Customer demand improved throughout the quarter, resulting in revenue within the range of guidance we had provided.  We executed well in a number of key areas during the quarter in spite of the difficult market conditions.  We were particularly pleased with the substantial growth in service revenue, which made a significant contribution to our first quarter results.  During the quarter we continued to position the company to take advantage of the changes in data center technology that are occuring, and what we believe is going to be an increasing trend towards cloud computing, which we believe represent substantial opportunities for INX.  Cisco's recent announcement of their Unified Computing System, and VMware's recent announcement of their new vSphere 4 virtualization software offer compelling evidence of the technology transformation that INX has been positioning for over the past year.  During the first quarter we took additional steps to control costs, while balancing cost-cutting with the addition of seasoned sales talent to position the company to take advantage of opportunities that we believe are beginning to develop.  We continued to invest in future growth, initiating the largest marketing event in the company's history and adding sales staff; investments that we believe will pay off later in the year as recently announced new products begin to create demand."

Commenting on the results and the Company's strategy, Mark Hilz, INX’s President and Chief Operating Officer said, “During the first quarter we continued to execute our plans to position the Company to maximize opportunities in the current market conditions, and importantly, to take advantage of changes that are occurring in the technology landscape.  We continued the expansion of our growing data center practice, an area of enterprise technology infrastructure that we believe provides customers with a compelling return on their investment.  With the proposed federal government’s infrastructure spending plans, we continue to believe our federal division is well positioned to take advantage of a significant multi-year opportunity to upgrade the federal government’s technology infrastructure. Our efforts over the past year to position INX to offer additional complex technology infrastructure solutions, including additional managed services such as hosted disaster recovery, continued to contribute to outstanding service revenue results.  We continued hiring seasoned sales staff, adding 9% more sales personnel during the quarter, an investment that is essential to continued market share gains.  While the economic climate and customer demand was very negative early in the quarter, the trend in customer demand has been improving since January, and INX is well positioned to gain market share."

OUTLOOK:

The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.

We believe that our past efforts towards creating a strong national presence, and our relatively recent introductions and enhancements of select technology practice areas such as network security, network storage and virtualization, and voice application integration services, together with our recent continued addition of seasoned sales staff, will result in continued growth opportunities for INX relative to the overall growth of the economy and technology industry.

Historically, it has typically taken six months or more for new sales staff to achieve normal levels of production. The recent additions of sales personnel should begin to impact sales levels in the second quarter, and more substantial positive impact should be seen in the third quarter and beyond.

While we cannot predict future macroeconomic conditions or customer sentiment, we are confident that Cisco's recent announcement of their new Unified Computing System and VMware's recently announced vSphere 4 virtualization software will begin to create improved customer demand for data center solutions, the area of technology infrastructure that offers INX the best growth opportunity. However, since these products are not expected to begin to ship until around mid-year, we don't expect any benefit until the third quarter.

Based on current contracts backlog, recent order bookings trends and our estimated sales pipeline, we expect total revenue for our second quarter ending June 30, 2009 to be in the range of $56 million to $60 million, with services revenue making up between $11.5 million and $13.5 million of total revenue.

CONFERENCE CALL AND WEBCAST:

An investor webcast and conference call is scheduled to begin today, May 4, 2009, at 10:30 a.m. Eastern Daylight Time to present the results and the Company's updated outlook, as well as provide an opportunity for INX management to answer investors' questions in a public format.

James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, are scheduled to be on the call to discuss the quarter's results and answer investors' questions.

The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.

To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference ID is 97033757.

A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call and webcast. To access the webcast presentation via the web, or download a PDF file of the slides used for the webcast, participants should access www.inxi.com/Webcasts/Q109call at least ten (10) minutes prior to the call and log in to ensure web browser compatibility. Following the call, the above link will provide investors with the ability to access the presentation and listen to the conference call.

Beginning approximately one hour after the end of the conference call and ending on August 4, 2009, a replay of the conference call will be accessible by calling either 800-642-1687 from within the U.S., or 706-645-9291 for international/toll access. The conference ID for the replay is also 97033757. The replay of the conference call for listening via the Internet, as well as a PDF file of the slide presentation used during the call, will be available by the following morning, and until at least August 4, 2009, from the Company's web site at http://www.inxi.com/Webcasts/Q109call.

SAFE HARBOR STATEMENT:

The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above.  The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:

•
Events that occur after the date of this announcement, as the preliminary results contained herein are subject to change based upon events or changes to circumstances subsequent to this announcement until the date that the Company files its Form 10-Q.

•	Market and economic conditions, including capital expenditures by enterprises for network, telephone communications and data center systems, products and services.
•	Credit and financial market conditions.
•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.
•
The Company's ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources, which is key to maintaining gross margin on services revenue.

•	The Company's ability to finance its business operations.
•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.
•	Risks associated with the Company’s introduction of offerings of additional areas of technology.
•	The Company's ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.
•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.
•
The Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened and/or acquired offices in new markets.

•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in costs of operating its business.
•	Unexpected customer contract cancellations.
•	Unexpected losses related to customer credit risk.
•	Uncertainties related to rapid changes in the information and communications technology industries.
•	Catastrophic events.
•
Other risks and uncertainties set forth from time to time in the Company's public statements and its most recent Annual Report filed with the SEC on Form 10-K, as such may be amended from time to time, which the Company makes available on its web site in PDF format at www.inxi.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company's past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of May 4, 2009, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of IP network communications and data center solutions for enterprise organizations. INX offers a suite of advanced technology solutions focused around the entire life-cycle of enterprise IP network communications and data center infrastructure. Service offerings are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies. Because of its focus, expertise and experience implementing and supporting advanced technology solutions for enterprises, INX is well positioned to deliver superior solutions and services to its customers. Additional information about INX can be found on the Web at www.inxi.com.

CONTACT:

INX Inc.
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@INXI.com

ABOUT NON-GAAP MEASURES:

In its communications with investors, the Company references certain non-GAAP financial measures, which differ from GAAP measurements by the amount of non-cash equity compensation from continuing operations, non-cash income tax expense associated with continuing operations, and discontinued operations. The Company believes that providing non-GAAP net income in its communications with investors is useful to investors for a number of reasons. As presented, the non-GAAP net income provides a consistent basis of presentation for investors to understand the Company’s financial performance in comparison to historical periods using the same methodology and information that the Company’s management uses to evaluate the Company’s performance, which the Company believes is useful to investors. A reconciliation of non-GAAP financial measures to GAAP basis can be found below (amounts in thousands except share and per share amounts).

	Three Months Ended March 31,
	2009	2008
GAAP net (loss) income	$(329)	$1,011
Equity-based compensation expense from continuing operations	580	312
Non-cash income tax expense from continuing operations	—	601
Discontinued operations	39	(4)
Non-GAAP net income	$290	$1,920
Non-GAAP net income per diluted share	$0.03	$0.23
Shares used in computing non-GAAP net income per diluted share	9,092,842	8,242,191

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue:
Products	$44,566	$50,491
Services	12,975	9,152
Total revenue	57,541	59,643
Cost of products and services:
Products	36,122	41,284
Services	8,934	6,212
Total cost of products and services	45,056	47,496
Gross profit	12,485	12,147
Selling, general and administrative expenses	12,736	10,384
Operating (loss) income	(251)	1,763
Interest and other income (expense), net	12	(73)
(Loss) income from continuing operations before income taxes	(239)	1,690
Income tax expense	51	683
Net loss (income) from continuing operations	(290)	1,007
(Loss) income from discontinued operations, net of income taxes	(39)	4
Net (loss) income	$(329)	$1,011

Net (loss) income per share:
Basic:
(Loss) income from continuing operations	$(0.03)	$0.13
(Loss) income from discontinued operations, net of income taxes	(0.01)	—
Net (loss) income per share	$(0.04)	$0.13
Diluted:
(Loss) income from continuing operations	$(0.03)	$0.12
(Loss) income from discontinued operations, net of income taxes	(0.01)	—
Net (loss) income per share	$(0.04)	$0.12
Shares used in computing net (loss) income per share:
Basic	8,706,210	7,550,904
Diluted	8,706,210	8,242,191

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,681	$10,937
Accounts receivable, net of allowance of $629 and $735	46,710	52,866
Inventory, net	2,745	2,406
Other current assets	1,562	1,275
Total current assets	59,698	67,484
Property and equipment, net of accumulated depreciation of $5,896 and $5,429	4,998	5,207
Goodwill	12,751	12,751
Intangible and other assets, net of accumulated amortization of $2,531 and $2,346	1,667	1,852
Total assets	$79,114	$87,294

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable	$84	$91
Current portion of capital lease obligations	191	77
Accounts payable	36,620	45,172
Accrued expenses	6,885	6,873
Other current liabilities	783	1,072
Total current liabilities	44,563	53,285
Long-term Liabilities:
Long-term portion of capital lease obligations	308	163
Other long-term liabilities	317	250
Total long-term liabilities	625	413
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 8,802,835 and 8,709,304 shares issued	88	87
Additional paid-in capital	51,350	50,692
Accumulated deficit	(17,512)	(17,183)
Total stockholders’ equity	33,926	33,596
Total liabilities and stockholders’ equity	$79,114	$87,294